UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Connecture, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on May 25, 2017. The matters voted on at the meeting and the results of the votes were as follows:

Proposal 1: Election of Class III Directors

The following Class III directors were elected to the Company’s board of directors for a three-year term expiring at the 2020 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or their earlier death, resignation or removal, based on the following votes (which include shares of common stock and common stock equivalents entitled to vote on the proposal):

Class III Directors	For	Withheld	Broker Non-Votes
Vickie L. Capps	32,197,671	984,990	6,758,151
Paul Kusserow	32,202,671	979,990	6,758,151

Proposal 2: Ratification of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017

Deloitte & Touche LLP was ratified as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2017, based on the following votes (which include shares of common stock and common stock equivalents entitled to vote on the proposal):

For	Against	Abstain
39,204,898	669,359	66,555

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: May 25, 2017	/s/ Vincent E. Estrada
Vincent E. Estrada Chief Financial Officer